                                        For more information:
                                        James N. Borum
                                        Jeffrey P. Cornwell
                                         (610) 687-5253


AIRGAS, INC. NAMES THOMAS C. DEAS, JR. CHIEF FINANCIAL
OFFICER

     RADNOR, Pennsylvania, January 28, 1997--Airgas, Inc. (NYSE-ARG), today announced it has named Thomas C. Deas, Jr., Chief Financial Officer, effective February 24, 1997.

     Mr. Deas, 46, joins Airgas after serving Scott Paper Company for 18 years in various financial and strategic management positions. From 1988 to 1996, he was vice president, treasury and assistant treasurer at Scott. Most recently, he served as chief financial officer at Maritrans Inc., a New York Stock Exchange-listed shipping company in the Philadelphia area.

     "Tom brings to Airgas broad financial and strategic knowledge which will be of enormous value as we move forward with our growth plans," said Peter McCausland, chief executive officer of Airgas. "He has considerable experience in transactional situations and strong management skills. We are delighted that he will be part of the Airgas team."

     A native of the Philadelphia area, Mr. Deas received an M.B.A. from the Wharton School and a B.S. in physics from the University of South Carolina. He served as a lieutenant in the U.S. Navy from 1972 to 1976.

     Airgas, Inc. is the largest distributor of industrial, medical and specialty gases and related equipment in North America. Its distributor network includes over 570 locations in 41 states, Mexico and Canada. Airgas can be visited via the Internet at htpp://www.airgas.com.